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Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of Rice Energy Inc. (the "Company"), Vantage Energy, LLC ("Vantage I") and Vantage Energy II, LLC ("Vantage II" and, together with Vantage I, "Vantage"), and has been adjusted to reflect the following:

  •
  Proposed acquisition of Vantage by the Company (the "Vantage Acquisition") pursuant to that certain purchase and sale agreement, dated September 26, 2016, among the Company, Vantage Energy Investment LLC, Vantage Energy Investment II LLC and Vantage, for consideration of approximately $2.7 billion, consisting of (i) approximately $1.0 billion in the form of a membership interest in Rice Energy Appalachia LLC ("REA") that is exchangeable for the lesser of 40 million unregistered shares of the Company's common stock or an equivalent membership interest equal to 19.9% of the outstanding shares of the Company's common stock as of the closing date of the Acquisition and (ii) approximately $1.7 billion in cash. The cash consideration is subject to adjustments and will also be reduced by the Company's assumption and retirement of $712 million of Vantage debt. The membership interests in REA will be represented by units exchangeable for the same number of shares of Rice Energy common stock. In addition, the holders of units in REA will be issued 1/1000th of a share of Rice Energy preferred stock for each unit held in REA. These shares of preferred stock are intended to provide holders with non-economic voting rights in the Company and are extinguished upon conversion of the associated units in REA into Rice Energy common stock.

  •
  Proposed sale to Rice Midstream Partners LP ("RMP") by the Company of certain midstream assets to be acquired by the Company in connection with the Vantage Acquisition (the "Dropdown"), for aggregate consideration of approximately $600 million. RMP intends to fund the Dropdown through borrowings under its revolving credit facility and either potential equity and debt financings prior to closing or the issuance to the Company of up to $250 million of RMP common units representing limited partner interests.

  •
  Impact of an anticipated equity financing by the Company resulting in approximate gross proceeds of $1.0 billion (39.1 million shares of common stock based on an assumed offering price of $26.92 per share (the closing price of the Company's common stock on the New York Stock Exchange ("NYSE") on September 23, 2016)) and the repayment of Vantage debt with a portion of the proceeds therefrom (collectively, the "Financing Transactions").

        Certain of Vantage's historical amounts have been reclassified to conform to the financial statement presentation of the Company. The unaudited pro forma condensed combined balance sheet as of June 30, 2016 gives effect to the Vantage Acquisition, the Dropdown and the Financing Transactions as if they had occurred on June 30, 2016. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 both give effect to the Vantage Acquisition, the Dropdown and the Financing Transactions as if they had occurred on January 1, 2015.

        The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only to reflect the Vantage Acquisition, the Dropdown and the Financing Transactions and do not represent what our results of operations or financial position would actually have been had the transactions occurred on the dates noted above, or project our results of operations or financial position for any future periods. The unaudited pro forma condensed combined financial statements are intended to provide information about the continuing impact of the Vantage Acquisition, the Dropdown and the Financing Transactions as if they had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made. However, the final allocations of purchase price and effects on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

        The following unaudited pro forma condensed combined financial information should be read in conjunction with the Company's and Vantage's consolidated financial statements and related notes. The Company's financial statements and notes are included in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2016 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016. Vantage's consolidated financial statements and notes are included elsewhere in this filing.

Rice Energy Inc.

Unaudited Pro Forma Combined Balance Sheet

June 30, 2016

(in thousands)

	Rice Energy Historical	Vantage I Historical	Vantage II Historical	Pro Forma Adjustments	Rice Energy Pro Forma Combined
Current assets:
Cash(1)(6)	$565,514	$2,821	$15,085	$(122,000)	$461,420
Accounts receivable	175,523	16,010	12,194	—	203,727
Prepaid expenses and other(12)	7,348	22,322	623	(22,095)	8,198
Derivative instruments	31,720	6,928	1,800	—	40,448

Total current assets	780,105	48,081	29,702	(144,095)	713,793
Gas collateral account	4,107	—	—	—	4,107
Property, plant and equipment, net(1)(12)	3,514,759	395,923	747,259	1,382,586	6,040,527
Deferred financing costs, net	8,114	—	—	—	8,114
Goodwill(1)	39,142	—	—	608,721	647,863
Intangible assets, net	45,349	—	—	—	45,349
Other non-current assets(5)(12)	15,303	8,327	3,460	(5,244)	21,846

Total assets	$4,406,879	$452,331	$780,421	$1,841,968	$7,481,599

Current liabilities:
Accounts payable(12)	$19,470	$27,257	$23,534	$(47,617)	$22,644
Royalties payable(12)	41,186	—	—	12,133	53,319
Accrued interest(6)(12)	14,248	—	—	—	14,248
Accrued capital expenditures(12)	79,362	—	—	13,306	92,668
Leasehold payable	8,295	—	—	—	8,295
Current portion of revolving credit facility(6)	—	268,873	146,239	(415,112)	—
Current portion of second lien note payable(6)	—	2,000	98,754	(100,754)	—
Other accrued liabilities(8)(12)	70,964	6,793	25,493	62,490	165,740

Total current liabilities	233,525	304,923	294,020	(475,554)	356,914
Long-term liabilities:
Long-term debt(1)	1,302,684	—	—	350,000	1,652,684
Second lien note payable, net of original issue(6)	—	189,407	—	(189,407)	—
Leasehold payable	2,803	—	—	—	2,803
Deferred tax liabilities	145,117	—	—	206,339	351,456
Derivative instruments	24,327	5,806	7,358	—	37,491
Other long-term liabilities	20,583	8,818	3,052	—	32,453

Total liabilities	1,729,039	508,954	304,430	(108,622)	2,433,801
Mezzanine equity:
Redeemable noncontrolling interest, net	372,861	—	—	—	372,861
Stockholders equity:
Common stock of Rice Energy, Inc., $0.01 par value(1)	1,566	—	—	399	1,965
Preferred stock of Rice Energy, Inc. $0.01 par	—	—	—	1	1
Legacy members' capital(11)	—	454,019	671,199	(1,125,218)	—
Additional paid-in capital(1)	1,760,277	—	—	1,314,587	3,074,864
Accumulated deficit(8)(11)	(312,264)	(510,642)	(195,208)	643,350	(374,764)

Total stockholders equity before noncontrolling interest	1,449,579	(56,623)	475,991	833,119	2,702,066
Noncontrolling interests in consolidated subsidiaries:(1)(7)(9)	855,400	—	—	1,117,471	1,972,871

Total liabilities, mezzanine equity and stockholders' equity	$4,406,879	$452,331	$780,421	$1,841,968	$7,481,599

 Rice Energy Inc.

Unaudited Pro Forma Combined Statement of Operations

Six month period ended June 30, 2016

(in thousands, except per share amounts)

	Rice Energy Historical	Vantage I Historical	Vantage II Historical	Pro Forma Adjustments	Rice Energy Pro Forma Combined
Operating revenues:
Natural gas, oil and natural gas liquids sales	$234,754	$51,105	$46,829	$—	$332,688
Gathering, compression and water distribution	48,280	4,966	2,895	—	56,141
Other revenue(12)	12,906	(21,155)	(22,599)	43,754	12,906

Total operating revenues	295,940	34,916	27,125	43,754	401,735
Operating expenses:
Lease operating	20,109	7,581	1,590	—	29,280
Gathering, compression and transportation	55,301	6,333	7,961	—	69,595
Production taxes and impact fees	4,310	2,928	1,025	—	8,263
Exploration(2)	6,538	—	—	217	6,755
Midstream operation and maintenance	14,177	1,427	1,428	—	17,032
Incentive unit expense	38,982	—	—	—	38,982
Acquisition expense	556	—	—	—	556
Impairment of gas properties(3)	—	155,994	81,673	(237,667)	—
Impairment of fixed assets	2,595	—	—	—	2,595
General and administrative	54,145	3,222	4,336	—	61,703
Depreciation, depletion and amortization(4)	163,937	26,476	19,490	9,780	219,683
Amortization of intangible assets	811	—	—	—	811
Other expense	15,648	—	—	—	15,648

Total operating expenses	377,109	203,961	117,503	(227,670)	470,903
Operating loss	(81,169)	(169,045)	(90,378)	271,424	(69,168)
Other income (expense):
Interest expense(6)	(49,323)	(12,371)	(5,264)	12,735	(54,223)
Other income	2,762	(152)	3	—	2,613
Loss on derivative instruments(12)	(131,376)	—	—	(43,754)	(175,130)
Amortization of deferred financing costs	(3,169)	—	—	—	(3,169)

Total other income (expense)	(181,106)	(12,523)	(5,261)	(31,019)	(229,909)
Loss before income taxes	(262,275)	(181,568)	(95,639)	240,405	(299,077)
Income tax benefit(10)	126,871	—	—	(15,646)	111,225

Net loss	(135,404)	(181,568)	(95,639)	224,759	(187,852)
Less: Net income from noncontrolling interests(7)(9)	(38,870)	—	—	53,126	14,255

Net loss attributable to Rice Energy Inc.	(174,274)	(181,568)	(95,639)	277,885	(173,597)

Less: Preferred dividends and accretion on redeemable noncontrolling interests	(11,402)	—	—	—	(11,402)

Net loss attributable to Rice Energy Inc.	$(185,676)	$(181,568)	$(95,639)	$277,885	$(184,999)

Net loss per common share:
Basic	$(1.28)				$(1.00)
Diluted	$(1.28)				$(1.00)
Weighted average common shares outstanding:
Basic	144,812			39,943	184,755
Diluted	144,812			39,943	184,755

 Rice Energy Inc.

Unaudited Pro Forma Combined Statement of Operations

Year Ended December 31, 2015

(in thousands, except per share amounts)

	Rice Energy Historical	Vantage I Historical	Vantage II Historical	Pro Forma Adjustments	Rice Energy Pro Forma Combined
Operating revenues:
Natural gas, oil and natural gas liquids sales	$446,515	$84,575	$65,252	$—	$596,342
Gathering, compression and water distribution	49,179	5,679	4,054	—	58,912
Firm transportation sales, net	3,450	—	—	—	3,450
Other revenue(12)	2,997	69,569	51,793	(121,362)	2,997

Total operating revenues	502,141	159,823	121,099	(121,362)	661,701
Operating expenses:
Lease operating	44,356	18,092	4,934	—	67,382
Gathering, compression and transportation	84,707	5,352	9,745	—	99,804
Production taxes and impact fees	7,609	4,843	1,911	—	14,363
Exploration(2)	3,137	—	—	847	3,984
Midstream operation and maintenance	16,988	1,834	1,834	—	20,656
Incentive unit expense	36,097	—	—	—	36,097
Acquisition expense	1,235	—	—	—	1,235
Impairment of gas properties(3)	18,250	344,401	172,673	(517,074)	18,250
Impairment of goodwill	294,908	—	—	—	294,908
General and administrative	103,038	6,019	7,308	—	116,365
Depreciation, depletion and amortization(4)	322,784	50,162	39,698	(21,617)	391,027
Amortization of intangible assets	1,632	—	—	—	1,632
Gain from sale of interest in gas prop.	(953)	—	—	—	(953)
Other expense	6,520	—	—	—	6,520

Total operating expenses	940,308	430,703	238,103	(537,844)	1,071,270
Operating loss	(438,167)	(270,880)	(117,004)	416,482	(409,569)
Other income (expense):
Interest expense(6)	(87,446)	(22,058)	(8,778)	21,036	(97,246)
Other income	1,108	—	(180)	—	927
Gain on derivative instruments(12)	273,748	—	—	121,362	395,110
Amortization of deferred financing costs	(5,124)	—	—	—	(5,124)

Total other income (expense)	182,286	(22,058)	(8,958)	142,398	293,668
Loss before income taxes	(255,881)	(292,938)	(125,962)	558,879	(115,902)
Income tax expense(10)	(12,118)	—	—	(70,693)	(82,811)

Net loss	(267,999)	(292,938)	(125,962)	488,186	(198,713)
Less: Net income from noncontrolling interests(7)(9)	(23,337)	—	—	19,758	(3,579)

Net loss attributable to Rice Energy Inc.	$(291,336)	$(292,938)	$(125,962)	$507,944	$(202,292)

Net loss per common share:
Basic	$(2.14)				$(1.15)
Diluted	$(2.14)				$(1.15)
Weighted average common shares outstanding:
Basic	136,344			39,943	176,287
Diluted	136,344			39,943	176,287

(1)
These adjustments reflect the estimated value of net consideration to be paid by the Company in the Vantage Acquisition and the adjustments to the historical book values of Vantage assets and liabilities as of June 30, 2016 to their estimated fair values. The following table represents the preliminary purchase price allocation to the assets acquired and liabilities assumed from Vantage. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations subsequent to closing the Vantage Acquisition. The final purchase price allocation will differ from these estimates and could differ materially from the preliminary allocation used in the pro forma adjustments.

(in thousands)
Purchase Price(i):
Fair value of REA membership interests	$977,750
Cash consideration(ii)	1,010,000

Total purchase price	$1,987,750
Estimated Fair Value of Assets Acquired and Liabilities Assumed:
Current assets	$55,688
Natural gas and oil properties(iii)	2,521,078
Other non-current assets	10,509
Current liabilities	(60,889)
Fair value of debt assumed	(712,000)
Other non-current liabilities	(25,034)
Noncontrolling interest in REA(i)	(410,323)
Goodwill(i)	608,721

(i)
Under the terms of the Vantage Acquisition, consideration paid by the Company will consist of the following components: (i) a membership interest in Rice Energy Appalachia LLC ("REA") that is exchangeable for the lesser of 40 million shares of Rice Energy common stock (representing $1.0 billion in value at a stock price of $25.00 per share) or equivalent membership interest equal to 19.9% of the outstanding shares of Rice common stock as of the closing date (prior to effectuating the issuance to the Vantage sellers); and (ii) an amount of cash equal to $1.988 billion less the value of the interests issued in clause (i) (valued at $25 per unit). For purposes of estimating the total purchase price, we have assumed that Vantage will receive a membership interest in REA equivalent to 16.6% of the estimated outstanding shares of Rice common stock following the closing (based on approximately 196.5 million shares subsequent to the September 2016 Equity Offering and the membership interests issued in the Vantage Acquisition). Such membership interest in REA will represent noncontrolling interest in the consolidated financial statements of the Company.

The value of purchase price consideration will change based on changes in working capital accounts, finalization of assumed and retired indebtedness, and finalization of the valuation of the membership interest in REA for facts and circumstances existing at the closing date of the Vantage Acquisition compared to the filing date of the pro forma financial statements. The below table summarizes the impact of a change in the purchase price to estimated goodwill.

(unaudited, in thousands)	Element of Purchase Price	Estimated Goodwill
As presented in the pro forma combined results	$1,987,750	$608,721
10% increase in valuation of the membership interest in REA	2,085,525	706,821
10% decrease in valuation of the membership interest in REA	1,889,975	511,271
(ii)
Components of cash consideration includes the following (in thousands):

Total cash consideration for the acquisition, net of debt assumed	$(1,010,000)
Assumption and retirement of Vantage long-term debt	(712,000)
Rice Energy September 2016 Equity Offering	1,000,000
RMP borrowings on revolving credit facility	350,000
Other RMP financing, such as a common unit offering	250,000

Pro forma adjustments to cash and cash equivalents	$(122,000)
(iii)
The pro forma fair value of natural gas and oil properties includes the following (in thousands):

Proved producing properties	$1,447,650
Unproved properties	915,428
Midstream assets	158,000

Pro forma adjustments for fair value of natural gas and oil properties	$2,521,078

  NYMEX strip pricing as of June 30, 2016 was utilized in determining the pro forma fair value of proved producing reserves at PV-10, after adjustment for transportation fees and basis differentials. An increase or decrease in commodity prices as of the closing date will result in a corresponding increase or decrease in the fair value of proved producing properties.

(2)
Reflects exploratory costs capitalized by Vantage under the full cost method that would have been charged to to exploration expense under successful efforts method of accounting for oil and gas properties.

(3)
Eliminates the historical natural gas and oil properties impairment charges recorded under the ceiling test of the full cost method of accounting to conform to our successful efforts method of accounting for oil and gas properties.

(4)
Pro forma adjustment of historical depreciation, depletion and amortization (DD&A) of Vantage to adjust to the Company's policy to depreciate midstream assets over a 60 year useful life and to include pro forma provision for DD&A related to the step up of property, plant and equipment to estimated fair value and application of the successful efforts method of accounting in the determination of the depletion rate.

(5)
Pro forma adjustments to eliminate certain employee obligations of $2.7 million to be settled by Vantage prior to closing of the acquisition.

(6)
Certain adjustments were made to debt and debt related accounts of Vantage to consider planned extinguishment of the Vantage second lien note and revolving credit facility as follows:

a.
To reflect cash paid to extinguish the Vantage second lien note payable balances in the amount of $295.0 million.

b.
To reflect cash paid to extinguish the Vantage revolving credit facility balances in the amount of $417.0 million.

c.
To reclassify to interest expense the unamortized original issuance discounts relating to the second lien note payable of $2.1 million as well as the unamortized deferred financing costs relating to the revolving credit facility of $4.7 million.

d.
To eliminate interest expense recorded by Vantage in relation to the second lien note payable and revolving credit facility.

(7)
To adjust for the change in noncontrolling interest resulting from the potential equity financing by RMP to fund the Dropdown.

(8)
To accrue for estimated transaction costs of $62.5 million related to the acquisition of Vantage not reflected in the historical financial statements of Rice Energy. As these costs are nonrecurring in nature, we have not made adjustments to the pro forma income statement.

(9)
Pro forma adjustment to show the impact of the Vantage membership of 16.6% in REA on non-controlling interest.

(10)
To reflect tax impact of Vantage results of operations under the Company's corporate tax structure.

(11)
To eliminate certain components of Vantage's historical members' contributions of $1.1 billion and historical retained deficit of $705.9 million.

(12)
The following are reclassifications to present the financial statements of the Company and Vantage in a consistent manner:

a.
Elimination of $20.7 million of affiliate receivables and payables that are presented gross in standalone Vantage financial statements.

b.
Reclassification of $1.4 million of inventory from current assets to property, plant and equipment, net.

c.
Reclassification of derivative gain/loss from operating revenues to other income (expense).

d.
Reclassification of $1.3 million of capitalized other non-current assets to property, plant and equipment, net.

e.
Reclassification of $12.1 million of royalties payable, $1.5 million of accrued interest, $13.3 million of accrued capital expenditures and $20.7 million of other accrued liabilities from accounts payable.

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  Exhibit 99.5
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Rice Energy Inc. Unaudited Pro Forma Combined Balance Sheet June 30, 2016 (in thousands)
Rice Energy Inc. Unaudited Pro Forma Combined Statement of Operations Six month period ended June 30, 2016 (in thousands, except per share amounts)
Rice Energy Inc. Unaudited Pro Forma Combined Statement of Operations Year Ended December 31, 2015 (in thousands, except per share amounts)